Exhibit 99.1

FOR IMMEDIATE RELEASE	SYMBOL: LANC
Monday, November 19, 2012	TRADED: Nasdaq

LANCASTER COLONY HITS 50-YEAR MILESTONE IN CONSECUTIVE ANNUAL INCREASES IN

REGULAR CASH DIVIDENDS; PAYS SPECIAL DIVIDEND; REELECTS THREE DIRECTORS

COLUMBUS, Ohio, Nov. 19 – The Board of Directors of Lancaster Colony Corporation (Nasdaq: LANC) today voted to raise the regular quarterly cash dividend for the 50th consecutive year. The company believes it is one of only 16 U.S. companies to have currently reached this 50-year milestone.

The board also approved a special cash dividend of $5.00 per common share. The special dividend and the quarterly dividend of 38 cents per share will be paid December 28, 2012 to shareholders of record on December 10, 2012. As of the record date for today’s annual shareholder meeting, there were 27,297,556 common shares outstanding.

Voting at the annual meeting, shareholders reelected three incumbent directors. They are James B. Bachmann, retired managing partner of the Columbus, Ohio office of Ernst & Young LLP; Neeli Bendapudi, dean and professor, School of Business, University of Kansas; and John L. Boylan, chief financial officer, vice president and treasurer of the company.

John B. Gerlach, Jr., chairman and chief executive officer of Lancaster Colony, said the increased regular cash dividend reflects the company’s continued strong financial position and will be the 198th consecutive quarterly cash dividend paid by the company since September 1963. He noted that the indicated annual payout, excluding the special dividend, for the current fiscal year ending June 30, 2013 is $1.50 per share, up from the $1.41 per share paid in fiscal 2012.

Mr. Gerlach said, “After careful consideration of the company’s capital structure and likely cash needs, the board felt that the payment of a special dividend provides an appropriate return of value to shareholders while the company retains financial resources adequate to support additional Specialty Foods acquisitions and other future growth opportunities.”

Forward-Looking Statements

We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). This news release contains various “forward-looking statements” within the meaning of the PSLRA and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “believe,” “intend,” “plan,” “expect,” “hope” or similar words. These statements discuss future expectations; contain projections regarding future developments, operations or financial conditions; or state other forward-looking information. Such statements are based upon assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, expected future developments; and other factors we believe to be appropriate. These forward-looking statements involve various important risks, uncertainties and other factors, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in the forward-looking statements.

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PAGE 2 — LANCASTER COLONY INCREASES CASH DIVIDEND; PAYS SPECIAL DIVIDEND

Some of the key factors that could cause actual results to differ materially from those expressed in the forward-looking statements include:

•	the potential for loss of larger programs or key customer relationships;

•	the extent to which future business acquisitions are completed and acceptably integrated;

•	changes in financial markets;

•	the uncertainty regarding the effect or outcome of any decision to explore further strategic alternatives among our nonfood operations;

•	access to required financing;

•	the effect of consolidation of customers within key market channels;

•	the success and cost of new product development efforts;

•	changes in demand for our products, which may result from loss of brand reputation or customer goodwill;

•	the possible occurrence of product recalls or other defective or mislabeled product costs;

•	price and product competition;

•	fluctuations in the cost and availability of raw materials;

•	adverse changes in energy costs and other factors that may affect costs of producing, distributing or transporting our products;

•	stability of labor relations;

•	dependence on contract copackers and limited or exclusive sources for certain goods;

•	changes in estimates in critical accounting judgments;

•	the outcome of any litigation or arbitration; and

•

risks related to other factors described under “Risk Factors” in other reports and statements filed by us with the Securities and Exchange Commission, including without limitation our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (available at www.sec.gov).

Management believes these forward-looking statements to be reasonable; however, you should not place undue reliance on such statements that are based on current expectations. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update such forward-looking statements, except as required by law.

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FOR FURTHER INFORMATION:	John B. Gerlach, Jr., Chairman and CEO
Lancaster Colony Corporation
Phone: 614/224-7141

-or-

Investor Relations Consultants, Inc.
Phone: 727/781-5577 or E-mail: lanc@mindspring.com